                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements File Nos. 33-96534, 333-1106, 333-42821 and 333-32755 of Weeks Corporation on Form
S-3 and Registration Statements File Nos. 333-1108 and 333-18305 on Form S-8 and File No. 333-32755 of Weeks Realty, L.P. on Form S-3 of our report dated January 30, 1998 relating to the statement of revenues and certain expenses of Beacon Centre Acquisition Property for the year ended December 31, 1996 appearing in the Report on Form 8-K/A of Weeks Corporation and Weeks Realty, L.P. dated January 9, 1998.

DELOITTE & TOUCHE LLP

Miami, Florida
February 13, 1998





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